Exhibit 99.1

Pennant Reports First Quarter 2022 Results

Conference Call and Webcast scheduled for tomorrow, May 10, 2022 at 10:00 am MT

EAGLE, Idaho – May 9, 2022 (GLOBE NEWSWIRE) - The Pennant Group, Inc. (NASDAQ: PNTG), the parent company of the Pennant group of affiliated home health, hospice and senior living companies, today announced its operating results for the first quarter 2022, reporting GAAP diluted earnings per share of $0.03 and adjusted diluted earnings per share of $0.11 for the quarter(1).

First Quarter Highlights

▪Total revenue for the quarter was $113.9 million, an increase of $8.2 million or 7.8% over the prior year quarter;

▪Net income for the first quarter was $1.0 million, adjusted EBITDA for the quarter was $6.1 million, and adjusted EBITDAR for the quarter was $15.2 million;

▪Home Health and Hospice Services segment revenue for the first quarter was $80.5 million, an increase of $5.9 million or 7.9% over the prior year quarter; segment adjusted EBITDAR from operations(2) was $13.9 million for the quarter, an increase of $0.2 million or 1.1% over the prior year quarter and an increase of $1.5 million or 12.2% over the fourth quarter of 2021;

▪Total home health admissions for the first quarter was 10,182, an increase of 11.9% over the prior year quarter, and total Medicare home health admissions for the first quarter was 4,633, an increase of 3.0% over the prior year quarter;

▪Total hospice admissions for the first quarter was 2,409, an increase of 11.8% over the prior year quarter, and hospice average daily census for the first quarter was 2,232, a decrease of 1.1% compared to the fourth quarter of 2021;

▪Senior Living Services segment revenue for the first quarter was $33.4 million, an increase of $2.4 million or 7.7% over the prior year quarter, segment adjusted EBITDA for the first quarter was $1.6 million, an increase of $1.7 million over the prior year quarter, and segment adjusted EBITDAR for the quarter was $9.4 million;

▪Senior living average occupancy for the first quarter was 72.6%, an increase of 50 basis points over the prior year quarter and 20 basis points over the fourth quarter 2021, and average monthly revenue per occupied room for the first quarter was $3,371, an increase of $185 or 5.8% over the prior year quarter and $80 or 2.4% over the fourth quarter of 2021. Excluding the impact of senior living operations exited during the first quarter and since, same store average occupancy for the first quarter was 75.4%, an increase of 10 basis points over the fourth quarter 2021 and 80 basis points over the prior year quarter, and same store average revenue per occupied room would have increased 1.9% over the fourth quarter 2021 and 4.9% over the prior year quarter.

(1)	See "Reconciliation of GAAP to Non-GAAP Financial Information.”
(2)	Segment Adjusted EBITDAR from Operations is defined and outlined in Note 6 on Form 10-Q and is the segment GAAP measure of profit and loss.

Operating Results

“We are pleased to report first quarter results that reflect the momentum building in both segments,” said Daniel Walker, Pennant’s Chief Executive Officer. “We experienced challenges related to the Omicron variant surge in the early part of the first quarter and ongoing labor pressures. Despite these headwinds, our local teams navigated a challenging operating environment and produced strong results in line with our projections. We know what we have to do to continue this momentum and are anxious to unlock additional value for long-term stakeholders. On the back of this confidence, we are affirming our full year 2022 guidance of annual revenue between $450 million and $460 million and adjusted earnings per diluted share of $0.60 to $0.72.”

Commenting on the Company’s operating results, Brent Guerisoli, Pennant’s President, said, “Our home health business experienced strong growth, while results in our hospice business were more mixed, partly the result of COVID-related length of stay trends. In the first quarter, home health revenue grew $4.2 million or 12.7% and hospice revenue grew $0.9 million or 2.5%, each over the prior year quarter. Our strong top line home health results were driven largely by home health admissions that increased 9.6% over the fourth quarter 2021. While total hospice admissions grew 9.8% over the fourth quarter 2021, we experienced a decrease in average daily census of 1.1% compared to the same period, as a higher percentage of our patients began care further along in the end-of-life period, resulting in a slight decline in average discharge length of stay. However, we continue to focus on meeting the needs of our local healthcare communities and strengthening relationships with new and existing key partners, leading to a 9.8% increase in total hospice referrals compared to the fourth quarter 2021. Despite the challenges from Omicron and ongoing labor pressures, our segment adjusted EBITDA grew $1.5 million compared to the fourth quarter 2021 and our adjusted EBITDA margin improved by 110 basis points. Going forward, we know there is much more to accomplish in our home health and hospice segment and look forward to further organic and strategic growth.”

“Our senior living segment took another step forward in its ongoing turnaround,” said Mr. Guerisoli. “We continued to make significant progress in building a stronger leadership foundation, developing market and cluster leaders, expanding our marketing and sales expertise by elevating and recruiting talented professionals and equipping them with better data analytics and tools, and driving rigorous accountability around the key focus areas that will accelerate our segment results. In the first quarter, these efforts contributed to segment revenue growth of $2.4 million, or 7.7%, over the prior year quarter, and segment adjusted EBITDA growth of $1.7 million over the prior year quarter. Our occupancy improved 50 basis points and our revenue per occupied room increased by 5.8%, each over the prior year quarter, highlighting the demand for quality senior living services that we are poised to address in our markets. During the quarter and since, we closed on the transfer of five senior living communities to affiliates of The Ensign Group, Inc., completing a transaction that we believe is a win for all parties involved and which allows us to concentrate our resources on our highest-upside opportunities to unlock value faster. With developing leadership teams, better data and systems, and accountability around our core opportunities, we know we can continue to drive improved segment earnings if we execute with operational excellence.”

In addition to the transfer of five senior living communities to Ensign affiliates, since quarter-end the Company closed on the acquisition of one home health agency in Montana. “This small transaction allows us to expand the continuum of care services we can provide to patients and their families in the Big Sky state, pairing strategically with our successful hospice operations there,” said Derek Bunker, Pennant’s Chief Investment Officer. The Company also acquired the real estate underlying the operations of its 82-unit assisted living and memory care community in Twin Falls, Idaho, which will continue to be operated by an affiliate of the Company, and exited the operations of an independent living community that was utilized during the height of the pandemic as a short-term stay setting for COVID-19 patients transitioning home from acute settings. “Our recently acquired operations are picking up steam, and as they continue to mature in our portfolio we are excited to invest in additional agencies throughout this year. Our pipeline of potential acquisitions is solid. We continue to source many off-market opportunities as sellers seek a strategic partner aligned with their mission and focused on providing exceptional employee experiences and quality care to patients and families,” said Mr. Bunker.

Jennifer Freeman, Pennant's Chief Financial Officer, reported that the Company ended the first quarter with strong liquidity, with $3.6 million of cash on hand and $87.3 million of availability on its revolving line of credit. Ms. Freeman reported that the Company had a net debt-to-adjusted EBITDA ratio of 2.03x and a lease-adjusted net debt-to-adjusted EBITDAR ratio of 5.71x as of December 31, 2021. “Our cash position and liquidity remain strong despite the challenges of the first quarter. We expect our leverage ratio to continue to be elevated above our historical trend as the repayment of the Medicare advance payments wraps up in the second quarter. As this cash outflow abates, we look forward to our cash flow improving and deploying that growing dry powder in what we believe will be a compelling investment environment on the horizon,” said Ms. Freeman.

Ms. Freeman noted that management’s 2022 annual guidance reiterated today is based on diluted weighted average shares outstanding of approximately 31.2 million and a 26.1% effective tax rate. The guidance assumes, among other things, anticipated reimbursement rate adjustments, no unannounced acquisitions, and the lingering effects of COVID-19. It excludes costs at start-up operations, share-based compensation, acquisition-related costs, assets held for sale, and losses of disposed operations.

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the company’s Annual Report on Form 10-Q for the three months ended March 31, 2022, which has been filed with the SEC today and can be viewed on the company’s website at www.pennantgroup.com.

Conference Call

A live webcast will be held tomorrow, May 10, 2022 at 10:00 a.m. Mountain time (12:00 p.m. Eastern time) to discuss Pennant’s first quarter 2022 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Pennant’s website at https://investor.pennantgroup.com. The webcast will be recorded and will be available for replay via the website until 5:00 p.m. Mountain time on Friday, June 3, 2022.
About Pennant

The Pennant Group, Inc. is a holding company of independent operating subsidiaries that provide healthcare services through 88 home health and hospice agencies and 52 senior living communities located throughout Arizona, California, Colorado, Idaho, Iowa, Montana, Nevada, Oklahoma, Oregon, Texas, Utah, Washington, Wisconsin and Wyoming. Each of these businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Pennant Group, Inc. has direct operating assets, employees or revenue, or that any of the home health and hospice businesses, senior living communities or the Service Center are operated by the same entity. More information about Pennant is available at www.pennantgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts,"

"believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor Relations
The Pennant Group, Inc.
(208) 506-6100
ir@pennantgroup.com

SOURCE: The Pennant Group, Inc.

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except for per-share amounts)

	Three Months Ended March 31,
	2022	2021

Revenue	$113,910	$105,663

Expense:
Cost of services	90,353	83,622
Rent—cost of services	10,051	9,965
General and administrative expense	10,033	9,288
Depreciation and amortization	1,147	1,175
Total expenses	111,584	104,050
Income from operations	2,326	1,613
Other income (expense):
Other income	3	—
Interest expense, net	(629)	(360)
Other expense, net	(626)	(360)
Income before provision for income taxes	1,700	1,253
Provision for income taxes	542	340
Net income	1,158	913
Less: net income/ attributable to noncontrolling interest	144	(37)
Net income and other comprehensive income attributable to The Pennant Group, Inc.	$1,014	$950
Earnings per common share:
Basic	$0.04	$0.03
Diluted	$0.03	$0.03
Weighted average common shares outstanding:
Basic	28,572	28,291
Diluted	30,143	30,907

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash	$3,627	$5,190
Accounts receivable—less allowance for doubtful accounts of $868 and $902, respectively	56,918	53,940
Prepaid expenses and other current assets	20,967	16,711
Total current assets	81,512	75,841
Property and equipment, net	17,941	16,788
Right-of-use assets	272,477	300,997
Deferred tax assets, net	2,099	3,848
Restricted and other assets	5,412	4,828
Goodwill	74,265	74,265
Other indefinite-lived intangibles	53,730	53,730
Total assets	$507,436	$530,297
Liabilities and equity
Current liabilities:
Accounts payable	$10,910	$10,553
Accrued wages and related liabilities	22,686	23,480
Operating lease liabilities—current	16,379	16,118
Other accrued liabilities	18,630	21,484
Total current liabilities	68,605	71,635
Long-term operating lease liabilities—less current portion	259,092	287,753
Other long-term liabilities	5,306	5,293
Long-term debt, net	56,501	51,372
Total liabilities	389,504	416,053
Commitments and contingencies
Equity:
Common stock, $0.001 par value; 100,000 shares authorized; 28,849 and 28,530 shares issued and outstanding, respectively, at March 31, 2022; and 28,826 and 28,499 shares issued and outstanding, respectively, at December 31, 2021	29	28
Additional paid-in capital	98,124	95,595
Retained earnings	15,655	14,641
Treasury stock, at cost, 3 shares at March 31, 2022 and December 31, 2021	(65)	(65)
Total Pennant Group, Inc. stockholders' equity	113,743	110,199
Noncontrolling interest	4,189	4,045
Total equity	117,932	114,244
Total liabilities and equity	$507,436	$530,297

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
The following table presents selected data from our condensed consolidated statement of cash flows for the periods presented:

	Three Months Ended March 31,
	2022	2021

Net cash used in operating activities	$(4,071)	$(7,267)
Net cash used in investing activities	(2,582)	(3,995)
Net cash provided by financing activities	5,090	16,824
Net (decrease) increase in cash	(1,563)	5,562
Cash beginning of period	5,190	43
Cash end of period	$3,627	$5,605

THE PENNANT GROUP, INC.
REVENUE BY SEGMENT
(unaudited, dollars in thousands)

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2022		2021
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$37,420	32.9%	$33,204	31.4%
Hospice	37,823	33.2	36,914	34.9
Home care and other(a)	5,232	4.5	4,489	4.3
Total home health and hospice services	80,475	70.6	74,607	70.6
Senior living services	33,435	29.4	31,056	29.4
Total revenue	$113,910	100.0%	$105,663	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

THE PENNANT GROUP, INC.
SELECT PERFORMANCE INDICATORS
(unaudited, total revenue dollars in thousands)

The following table summarizes our overall home health and hospice performance indicators for the each of the dates or periods indicated:

	Three Months Ended March 31,
	2022	2021	Change	% Change
Total agency results:
Home health and hospice revenue	$80,475	$74,607	$5,868	7.9%

Home health services:
Total home health admissions	10,182	9,097	1,085	11.9%
Total Medicare home health admissions	4,633	4,498	135	3.0%
Average Medicare revenue per 60-day completed episode(a)	$3,539	$3,395	$144	4.2%
Hospice services:
Total hospice admissions	2,409	2,154	255	11.8%
Average daily census	2,232	2,308	(76)	(3.3)%
Hospice Medicare revenue per day	$179	$172	$7	4.1%

	Three Months Ended March 31,
	2022	2021	Change	% Change
Same agency(b) results:
Home health and hospice revenue	$74,024	$73,609	$415	0.6%

Home health services:
Total home health admissions	9,404	9,047	357	3.9%
Total Medicare home health admissions	4,166	4,448	(282)	(6.3)%
Average Medicare revenue per 60-day completed episode(a)	$3,576	$3,407	$169	5.0%
Hospice services:
Total hospice admissions	2,220	2,152	68	3.2%
Average daily census	2,117	2,308	(191)	(8.3)%
Hospice Medicare revenue per day	$175	$172	$3	1.7%

	Three Months Ended March 31,
	2022	2021	Change	% Change
New agency(c) results:
Home health and hospice revenue	$6,451	$998	$5,453	546.4%

Home health services:
Total home health admissions	778	50	728	1456.0%
Total Medicare home health admissions	467	50	417	834.0%
Average Medicare revenue per 60-day completed episode(a)	$3,168	$1,397	$1,771	126.8%
Hospice services:
Total hospice admissions	189	2	187	9350.0%
Average daily census	115	—	115	—%
Hospice Medicare revenue per day	$242	$173	$69	39.9%

(a)	The year to date average for Medicare revenue per 60-day completed episode includes post period claim adjustments for prior periods.
(b)	Same agency results represent all facilities purchased or licensed prior to January 1, 2021.
(c)	New agency results represent all agencies acquired subsequent to January 1, 2021 and all startup operations that have a start date or license date subsequent to January 1, 2021.

The following table summarizes our senior living performance indicators for the periods indicated:

	Three Months Ended March 31,
	2022	2021

Occupancy	72.6%	72.1%
Average monthly revenue per occupied unit	$3,371	$3,186

THE PENNANT GROUP, INC.
REVENUE BY PAYOR SOURCE
(unaudited, dollars in thousands)

The following table presents our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2022		2021
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$55,078	48.4%	$53,739	50.9%
Medicaid	15,394	13.5	13,853	13.1
Subtotal	70,472	61.9	67,592	64.0
Managed Care	14,036	12.3	11,089	10.5
Private and Other(a)	29,402	25.8	26,982	25.5
Total revenue	$113,910	100.0%	$105,663	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended March 31,
	2022	2021

Net income attributable to The Pennant Group, Inc.	$1,014	$950
Add: Net loss attributable to noncontrolling interest	144	(37)
Net income	1,158	913

Non-GAAP adjustments
Costs at start-up operations(a)	155	146
Share-based compensation expense(b)	2,440	2,416
Acquisition related costs(c)	—	7
Transition services costs(d)	37	902
Operating results of transferred senior living facilities(e)	181	—
Provision for income taxes on Non-GAAP adjustments(f)	(645)	(1,068)
Non-GAAP net income	$3,326	$3,316

Dilutive Earnings Per Share As Reported
Net Income	$0.03	$0.03
Average number of shares outstanding	30,143	30,907

Adjusted Diluted Earnings Per Share
Net Income	$0.11	$0.11
Average number of shares outstanding	30,143	30,907

(a)	Represents results related to start-up operations.
		Three Months Ended March 31,
		2022	2021
	Revenue	$(486)	$(4,555)
	Cost of services	617	4,667
	Rent	24	34
	Total Non-GAAP adjustment	$155	$146

(b)	Represents share-based compensation expense incurred for the periods presented.
		Three Months Ended March 31,
		2022	2021
	Cost of services	$593	$435
	General and administrative	1,847	1,981
	Total Non-GAAP adjustment	$2,440	$2,416

(c)	Represents costs incurred to acquire an operation that are not capitalizable.

(d)
Costs identified as redundant or nonrecurring incurred by the Company as a result of the Spin-off. The 2021 amounts represents part of the costs incurred under the Transition Services Agreement. All amounts are included in general and administrative expense. Fees incurred under the Transition Services Agreement, $988 for the three months ended March 31, 2021.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

(e)	On January 27, 2022, affiliates of the Company, entered into certain operations transfer agreements (collectively, the “Transfer Agreements”) with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount above represents the net impact on revenue and cost of service attributable to the all of the transferred entities. This amount excludes rent and depreciation and amortization expense related to such operations.
		Three Months Ended March 31,
		2022	2021
	Revenue	$(3,336)	$—
	Cost of services	2,579	—
	Rent	938	—
	Total Non-GAAP adjustment	$181	$—

(f)
Represents an adjustment to the provision for income tax to our year-to-date effective tax rate of 26.3% and 29.8% for the three months ended March 31, 2022 and 2021, respectively. This rate excludes the tax benefit of shared-based payment awards.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The tables below reconcile Consolidated net income to the consolidated Non-GAAP financial measures, Consolidated and Consolidated Adjusted EBITDA, and to the Non-GAAP valuation measure, Consolidated Adjusted EBITDAR, for the periods presented:

	Three Months Ended March 31,
	2022	2021

Consolidated net income	$1,158	$913
Less: Net loss attributable to noncontrolling interest	144	(37)
Add: Provision for income taxes (benefit)	542	340
Net interest expense	629	360
Depreciation and amortization	1,147	1,175
Consolidated EBITDA	3,332	2,825
Adjustments to Consolidated EBITDA
Add: Costs at start-up operations(a)	131	112
Share-based compensation expense(b)	2,440	2,416
Acquisition related costs(c)	—	7
Transition services costs(d)	37	902
Operating results of transferred senior living facilities(e)	(757)	—
Rent related to items (a) and (e) above	962	34
Consolidated Adjusted EBITDA	6,145	6,296
Rent—cost of services	10,051	9,965
Rent related to items (a) and (e) above	(962)	(34)
Adjusted rent—cost of services	9,089	9,931
Consolidated Adjusted EBITDAR	$15,234

(a)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(b)	Share-based compensation expense incurred which is included in cost of services and general and administrative expense.
(c)	Acquisition related costs that are not capitalizable.
(d)	Costs identified as redundant or nonrecurring incurred by the Company as a result of the Spin-off. The 2021 amounts represents part of the costs incurred under the Transition Services Agreement. All amounts are included in general and administrative expense. Fees incurred under the Transition Services Agreement, $988 for the three months ended March 31, 2021.
(e)	On January 27, 2022, affiliates of the Company, entered into certain operations transfer agreements (collectively, the “Transfer Agreements”) with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount above represents the net impact on revenue and cost of service attributable to the all of the transferred entities. This amount excludes rent and depreciation and amortization expense related to such operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The following table present certain financial information regarding our reportable segments. General and administrative expenses are not allocated to the reportable segments and are included in “All Other”:

	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Three Months Ended March 31, 2022
Revenue	$80,475	$33,435	$—	$113,910
Segment Adjusted EBITDAR from Operations	$13,948	$9,432	$(8,146)	$15,234
Three Months Ended March 31, 2021
Revenue	$74,607	$31,056	$—	$105,663
Segment Adjusted EBITDAR from Operations	$13,791	$8,834	$(6,398)	$16,227

The table below provides a reconciliation of Segment Adjusted EBITDAR from Operations above to Condensed Consolidated Income from Operations:

	Three Months Ended March 31,
	2022	2021

Segment Adjusted EBITDAR from Operations(a)	$15,234	$16,227
Less: Depreciation and amortization	1,147	1,175
Rent—cost of services	10,051	9,965
Other Income	3	—
Adjustments to Segment EBITDAR from Operations:
Less: Costs at start-up operations (b)	131	112
Share-based compensation expense (c)	2,440	2,416
Acquisition related costs (d)	—	7
Transition services costs(e)	37	902
Operating results of transferred senior living facilities(f)	(757)	—
Add: Net loss attributable to noncontrolling interest	144	(37)
Consolidated Income from Operations	$2,326	$1,613

(a)	Segment Adjusted EBITDAR from Operations is net income attributable to the Company's reportable segments excluding interest expense, provision for income taxes, depreciation and amortization expense, rent, and, in order to view the operations performance on a comparable basis from period to period, certain adjustments including: (1) costs at start-up operations, (2) share-based compensation, (3) acquisition related costs, (4) redundant and nonrecurring costs associated with the Transition Services Agreement, (5) the operating results of senior living facilities transferred to Ensign, and (6) net income (loss) attributable to noncontrolling interest. General and administrative expenses are not allocated to the reportable segments, and are included as “All Other”, accordingly the segment earnings measure reported is before allocation of corporate general and administrative expenses. The Company's segment measures may be different from the calculation methods used by other companies and, therefore, comparability may be limited.
(b)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(c)	Share-based compensation expense incurred which is included in cost of services and general and administrative expense.
(d)	Acquisition related costs related to business combinations during the periods.
(e)	Costs identified as redundant or nonrecurring incurred by the Company as a result of the Spin-off. The 2021 amounts represents part of the costs incurred under the Transition Services Agreement. All amounts are included in general and administrative expense. Fees incurred under the Transition Services Agreement were $988 for the three months ended March 31, 2021.
(f)	On January 27, 2022, affiliates of the Company, entered into certain operations transfer agreements (collectively, the “Transfer Agreements”) with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount above represents the net impact on revenue and cost of service attributable to the all of the transferred entities. This amount excludes rent and depreciation and amortization expense related to such operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The table below reconcile Segment Adjusted EBITDAR from Operations to Segment Adjusted EBITDA from Operations for each reportable segment for the periods presented:

	Three Months Ended March 31,
	Home Health and Hospice		Senior Living
	2022	2021	2022	2021

Segment Adjusted EBITDAR from Operations	$13,948	$13,791	$9,432	$8,834
Less: Rent—cost of services	1,262	1,130	8,789	8,835
Rent related to start-up and transferred operations	(24)	(114)	(938)	80
Segment Adjusted EBITDA from Operations	$12,710	$12,775	$1,581	$(81)

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. Adjusted EBITDA consists of net income attributable to the Company before (a) provisions for income taxes, (b) depreciation and amortization, (c) costs incurred for start-up operations, including rent and excluding depreciation, interest and income taxes, (d) share-based compensation expense, (e) non-capitalizable acquisition related costs, (f) redundant or non-recurring transition services costs, (g) the operating results of senior living facilities transferred to Ensign, and (h) net income (loss) attributable to noncontrolling interest.long-lived assets. Consolidated Adjusted EBITDAR is a valuation measure applicable to current periods only and consists of net income attributable to the Company before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for start-up operations, excluding rent, depreciation, interest and income taxes, (f) share-based compensation expense, (g) acquisition related costs, (h) redundant or non-recurring transition services costs, (i) the operating results of senior living facilities transferred to Ensign, and (j) net income attributable to noncontrolling interest. The company believes that the presentation of EBITDA, adjusted EBITDA, consolidated adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and consolidated adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Pennant’s website at http://www.pennantgroup.com.